Exhibit 20

Wells Fargo Financial Auto Owner Trust 2004-A
Class A-1 1.0725% Asset Backed Notes
Class A-2 1.47% Asset Backed Notes
[WELLS FARGO FINANCIAL LOGO]	Class A-3 2.06% Asset Backed Notes
Class A-4 2.67% Asset Backed Notes
Servicer’s Certificate

This Servicer’s Certificate has been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement among Wells Fargo Financial Auto Owner Trust 2004-A, as Issuer,  Wells Fargo Financial,  Inc., as Master Servicer,  ACE Securities Corp. and JPMorgan Chase Bank as Indenture Trustee, dated as of March 1, 2004. Defined terms have the meanings assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

Monthly Period Beginning:	03/01/2004	Original Pool
Monthly Period Ending:	03/31/2004				Original
Prev. Distribution/Close Date:	03/11/2004	Units	Cut-off Date	Closing Date	Pool Balance
Distribution Date:	04/15/2004	46,042	02/29/2004	03/11/2004	751,885,625
Actual Days of Interest for Period:	35
30/360 Days of Interest for Period	34
Days in Collection Period:	31
Months Seasoned:	1

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of period Pool Balance				{1}	751,885,625

	Monthly Principal Amounts

	{2}	Collections on Receivables outstanding at end of period	{2}	10,113,017
	{3}	Collections on Receivables paid off during period	{3}	10,207,541
	{4}	Receivables becoming Defaulted Receivables during period	{4}	9,672
	{5}	Receivables becoming Repurchased Receivables during period	{5}	0
	{6}	Other Receivables adjustments	{6}	0
	{7}	Interest and Other Fees	{7}	10,130,222

	{8}	Total Monthly Principal Amounts			{8}	20,330,229

{9}	End of period Pool Balance				{9}	731,555,396

{10}	Pool Factor ( {9} / Original Pool Balance)				{10}	97.2961008%

II.	MONTHLY PERIOD NOTE/CERTIFICATE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Certificate	TOTAL
{11}	Original Balance	{11}	144,000,000	113,000,000	128,000,000	115,000,000	251,879,699	751,879,699

{12}	Beginning of period balance	{12}	144,000,000	113,000,000	128,000,000	115,000,000	251,879,699	751,879,699

{13}	Regular Principal Distribution Amount	{13}	13,515,662	0	0	0		13,515,662
{14}	Accelerated Principal Distribution Amount	{14}	15,070,189	0	0	0		15,070,189
{15}	Excess Cash Flow payable to Certificateholders	{15}					0	0

{16}	End of period balance	{16}	115,414,150	113,000,000	128,000,000	115,000,000	251,879,699	723,293,849

{17}	Note/Certificate Pool Factors ( {16} / {11} )	{17}	80.1487149%	100.0000000%	100.0000000%	100.0000000%	100.0000000%	96.1980819%

III.	CALCULATION OF REGULAR PRINCIPAL DISTRIBUTABLE AMOUNT

{18}	End of period Pool Balance	{18}	731,555,396
{19}	Beginning of period Class A Note Balance	{19}	500,000,000
{20}	Pro Forma Class A Note Balance ( 66.50% x {18} )	{20}	486,484,338
{21}	Pro Forma Regular Principal Distribution Amount ( {19} - {20} )	{21}	13,515,662
{22}	Current Payment Date equal to a Final Scheduled Payment Date	{22}	No
{23}	If {22} is Yes, amount of Beginning of Period Note Balance for such class. If {22} is No, then 0	{23}	0

{24}	Regular Principal Distributable Amount {Max (Line 26, Line 24)}	{24}		13,515,662

IV.	CALCULATION OF ACCELERATED PRINCIPAL DISTRIBUTABLE AMOUNT

{25}	End of period Pool Balance	{25}	731,555,396
{26}	Beginning of period Class A Note Balance	{26}	500,000,000
{27}	Pro Forma Class A Note Balance (62.50% x Line 26)	{27}	457,222,122
{28}	Pro Forma Accelerated Principal Distribution Amount ( {26} - [27} )	{28}	42,777,878
{29}	Regular Principal Distribution Amount ( {24} )	{29}	13,515,662

{30}	Accelerated Principal Distributable Amount ( {28} - {29} )	{30}		29,262,216

V.	RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
	{31}	Collections on Receivables during period (net of Liquidation Proceeds and Fees)						{31}		30,279,103
	{32}	Liquidation Proceeds collected during period						{32}		0
	{33}	Repurchase Amounts deposited in Collection Account						{33}		0
	{34}	Investment Earnings - Collection Account						{34}		0
	{35}	Investment Earnings - Reserve Account						{35}		0
	{36}	Collection of Supplemental Servicing - Extension Fees, Late Fees, Repo and Recovery Fees Advanced						{36}		171,676
	{37}	Amounts from the Reserve Account in excess of the Reserve Account Required Amount ( {71} )						{37}		406,486
	{38}	Reserve Account Transfer Amount ( {76} )						{38}		0
	{39}	Total Available Funds						{39}			30,857,266

Distributions:
	{40}	Base Servicing Fee (2.00%) - to Servicer						{40}		1,253,143
	{41}	Supplemental Servicing Fee - to Servicer						{41}		171,676

	{42}	Indenture Trustee and Owner Trustee Fees						{42}		542

		Noteholders’ Interest Distributable Amount
		Class	Beginning Note Balance	Interest Carryover	Interest Rate	Days	Days Basis	Calculated Interest
	{43}	Class A - 1	$144,000,000	0	1.07250%	35	Actual days/360	150,150	{43}	150,150
	{44}	Class A - 2	113,000,000	0	1.47000%	34	30/360	156,882	{44}	156,882
	{45}	Class A - 3	128,000,000	0	2.06000%	34	30/360	249,031	{45}	249,031
	{46}	Class A - 4	115,000,000	0	2.67000%	34	30/360	289,992	{46}	289,992

	{47}	Available Funds Subtotal ( {39} - {40 to 46} )							{47}		28,585,850

	Noteholders’ Regular Principal Distribution Amount
		Class	Principal Distributable					Total Principal
	{48}	Class A - 1	13,515,662					13,515,662	{48}	13,515,662
	{49}	Class A - 2	0					0	{49}	0
	{50}	Class A - 3	0					0	{50}	0
	{51}	Class A - 4	0					0	{51}	0

	{52}					Total Regular Principal Distribution Amount distributions			{52}	13,515,662

	{53}					Available Funds Subtotal ( {47} - {52} )			{53}		15,070,189

	{54}					Deposit to the Reserve Account to achieve the Reserve Account Required Amount			{54}	0

	{55}					Available Funds Subtotal ( {53} - {54} )			{55}		15,070,189

	Noteholders’ Accelerated Principal Distributable Amount
		Class	Principal Distributable					Total Principal
	{56}	Class A - 1	15,070,189					$15,070,189	{56}	15,070,189
	{57}	Class A - 2	0					0	{57}	0
	{58}	Class A - 3	0					0	{58}	0
	{59}	Class A - 4	0					0	{59}	0

	{60}					Total Noteholders’ Accelerated Principal Distribution Amount			{60}	15,070,189

{61}	Available Funds Subtotal ( {55} - {60} )								{61}		0

{62}	Additional amounts to the Indenture Trustee and Owner Trustee								{62}		0

{63}	Released to the Certificateholder								{63}		0

{64}	Released to Residual Interest holder								{64}		0

VI.	RECONCILIATION OF RESERVE ACCOUNT:

	{65}	End of period Pool Balance	{65}	731,555,396

	{66}	Reserve Account Target (2.0% x {65} )	{66}	14,631,108
	{67}	Reserve Account Floor	{67}	11,278,284
	{68}	Outstanding Principal Balance of Notes	{68}	723,293,849
	{69}	Requisite Amount of Reserve Account	{69}	14,631,108

	{70}	Beginning of Period Reserve Account Balance	{70}		15,037,594
	{71}	Reserve Account Balance in excess of requisite amount	{71}	406,486
	{72}	Reserve Fund Balance after excess is released	{72}		14,631,108
	{73}	Reserve Account Shortfall	{73}	0

	{74}	Total Required Payment ( {24} + {40 to 46} )	{74}	15,787,077
	{75}	Available Funds {31 to 37}	{75}	30,857,266
	{76}	Reserve Account Transfer Amount	{76}		0

	{77}	Amounts Deposited to Reserve Acccount	{77}	0

	{78}	End of Period Reserve Fund Balance	{78}		14,631,108

VII.	STATISTICAL DATA: (CURRENT AND HISTORICAL)

			Original	Current
{79}	Weighted Average APR of the Receivables	{79}	16.16%	16.16%
{80}	Weighted Average Remaining Term of the Receivables	{80}	57.72	57.39
{81}	Weighted Average Original Term of Receivables	{81}	67.89
{82}	Aggregate Realized Losses	{82}	0	0

VIII.	DELINQUENCY:

Receivables with Scheduled Payment delinquent			Units	Dollars	Percentage
{83}	31-60 days	{83}	1,108	17,909,171	2.45%
{84}	61-90 days	{84}	36	641,517	0.09%
{85}	over 90 days	{85}	7	144,034	0.02%
{86}	Receivables with Scheduled Payment delinquent more than 30 days at end of period	{86}	1,151	18,694,722	2.56%

IX.	CUMULATIVE NET LOSS RATE

Cumulative Net Loss Rate
{87}	Receivables becoming Liquidated Receivables during period	{87}	9,672
{88}	Liquidation Proceeds collected during period	{88}	0
{89}	Net Losses during period ( {87} - {88} )	{89}	9,672
{90}	Net Losses since Initial Cut-off Date (Beginning of Period)	{90}	0
{91}	Cumulative Net Loss Rate ( ( {88} + {89} ) / {92} )	{91}		0.0013%
{92}	Original Pool Balance	{92}	751,885,625

Prepared By:	Wells Fargo Financial
Name:	Gentry Gillespie
Title:	Acct III
Date:	4/14/2004